Exhibit 99.1
ALLIED HEALTHCARE INTERNATIONAL INC. REPORTS
FISCAL 2010 FIRST QUARTER RESULTS
•	Revenues Increased 12.8% to $69.4 million

•	Operating Income Increased 16.7% to $3.8 million

•	Net Income Increased 15.7% to $2.9 million, or $0.06 per diluted share
NEW YORK — February 9, 2010 — Allied Healthcare International Inc. (NASDAQ: AHCI; AIM: AHI), a leading provider of flexible healthcare staffing services in the United Kingdom, today issued financial results for its fiscal 2010 first quarter ended December 31, 2009.
To provide investors with a better understanding of the Company’s performance and because of fluctuations in foreign exchange rates, Allied is discussing its revenue, gross profit, selling, general & administrative (SG&A) expenses and operating income at constant exchange rates, which are calculated using the comparable prior period weighted average exchange rates. In addition, as the Company’s revenue and gross profit are generated in the United Kingdom, an analysis, which is contained in the Historical Revenue and Gross Profit table at the end of this press release, is included of the last nine quarters’ revenue and gross profit in pounds sterling to enable investors to fully understand the underlying trends over these periods without the effects of currency exchange rates.
Fiscal First Quarter Results

	Revenue			Gross Profit
	Q1	Q1%		Q1	Gross	Q1	Gross	%
(Amounts in thousands)	2010	2009	Change	2010	Profit %	2009	Profit %	Change
Homecare	$56,583	$48,257	17.3%	$17,400	30.8%	$14,952	31.0%	16.4%
Nursing Homes	5,139	7,578	-32.2%	1,628	31.7%	2,328	30.7%	-30.1%
Hospitals	5,248	5,693	-7.8%	1,123	21.4%	1,533	26.9%	-26.7%

Total, at constant exchange rates	66,970	61,528	8.8%	20,151	30.1%	18,813	30.6%	7.1%
Effect of foreign exchange	2,414	—		726		—

Total, as reported	$69,384	$61,528	12.8%	$20,877		$18,813		11.0%

SG&A, at constant exchange rates				$16,509		$15,559		6.1%
Effect of foreign exchange				571		—

Total SG&A, as reported				$17,080		$15,559		9.8%

Operating Income, at constant exchange rates				$3,642		$3,254		11.9%
Effect of foreign exchange				155		—

Operating Income, as reported				$3,797		$3,254		16.7%

For the first quarter of fiscal 2010 total revenue increased 8.8%, to $67.0 million, compared with $61.5 million reported during the same period in fiscal 2009. Allied’s Homecare revenue grew 17.3% to $56.6 million, while Nursing Homes revenue declined 32.2% to $5.1 million and Hospitals revenue declined 7.8% to $5.3 million. After the favorable impact of currency exchange of $2.4 million, revenue increased 12.8% year over year to the reported $69.4 million for the 2010 first fiscal quarter.

Total gross profit for the first fiscal quarter increased 7.1% to $20.2 million, from $18.8 million for the comparable quarter in fiscal 2009. Gross profit as a percentage of revenue was 30.1%, compared with 30.6% for the comparable prior-year period. Foreign exchange increased gross profit by $0.7 million to the reported $20.9 million for the 2010 first fiscal quarter.
SG&A for the first fiscal quarter was $16.5 million (24.7% of revenues), an increase of 6.1%, from $15.6 million (25.3% of revenues) reported last year. Foreign exchange increased costs by $0.6 million to the reported $17.1 million for the 2010 first fiscal quarter.
Operating income for the first quarter of fiscal 2010 increased 11.9% to $3.6 million from $3.3 million a year ago. Foreign exchange increased operating income by $0.2 million to the reported $3.8 million for the 2010 first fiscal quarter.
Net income for the first quarter of fiscal 2010 was $2.9 million, or $0.06 per diluted share, compared with $2.5 million, or $0.05 per diluted share, reported during the 2009 first fiscal quarter.
Management Discussion:
Sandy Young, Chief Executive Officer of Allied, commented, “Allied’s Homecare revenue increased by 17.3%, exceeding our expected growth range of 10–15%. We continue to believe the current market dynamics, such as an aging population, the lower cost of Homecare provision and the continued consolidation of local authority suppliers, all favor growth in demand for our Homecare services. We also remain positive about the opportunities ahead of our Continuing Care and Learning Disability businesses.
“We have noticed recently that some local authorities and Primary Care Trusts are using consultants to review pricing and margins. This is to be expected with the current public sector debt levels and anticipated controls on spending after this year’s U.K. elections. We will continue to monitor this closely.
“The deterioration in our Nursing Homes business continues and although we have trialed some growth projects, there is no clear sign of any improvement to this business as the market for Nursing Homes services, in general, appears to be depressed.
“Our Hospitals business revenues decreased by 7.8%. However, our London hospital staffing branch, which represents over 70% of our Hospitals revenue, grew by over 50% and was successful in maintaining a gross profit percentage similar to that of the prior year. However, this was offset by significant declines in our regional Hospitals business, which traditionally was at higher margins. We believe that our plan to open a dedicated Hospitals branch in the Midlands region is a sensible approach to growing this regional business on a similar model as our London operation. If successful, we will consider extending this hub approach into other key cities.
“We continue to make investments to improve our service and quality, and our IT rollout continues as planned with a targeted completion date in the second half of 2011. At that stage, we will have a standard IT platform across our branches which will allow us to utilize technology to a much greater extent in the administration, management and control of our care services. To date we have over 30 branches utilizing the new system and we incurred operating expenses associated with the Coldharbour project of $0.3 million in the first quarter of fiscal 2010 as compared to $0.1 million in the same quarter last year.

Mr. Young concluded, “Following completion of the capital resources review by Piper Jaffray, the Board has concluded that the Company is well placed in an expanding market to pursue accretive strategic acquisitions in the near term. In addition to these acquisition opportunities, the Company continues to focus on organic growth and enhancing shareholder value.”
Paul Weston, Chief Financial Officer of Allied, said, “We are pleased with our financial performance during the quarter. Our strong financial condition with a cash balance at the end of the quarter of $35.8 million (£22.5 million) and positive cash flow provides our Company with sufficient resources to fund our strategic initiatives and expand our market footprint.”
Conference Call Information: February 9, 2010 at 10:00AM EST / 3:00PM GMT
Allied will host a call and webcast today at 10:00 AM EST / 3:00 PM GMT, to discuss its financial results. To join the call, please dial (877) 407-0778 for domestic participants, and (201) 689-8565 for international participants. Participants may also access a live webcast of the conference call through the “Investors” section of Allied Healthcare’s Website: www.alliedhealthcare.com. A replay will be available for one week following the call by dialing (877) 660-6853 for domestic participants, and (201) 612-7415 for international participants. When prompted, please enter account number 286 and conference ID number 343188. The presentation will be available and archived on the Company’s website for ninety days
Reconciliation of GAAP and Non-GAAP Data
In addition to disclosing results of operations that are determined in accordance with generally accepted accounting principles (“GAAP”), this press release also discloses non-GAAP results of operations that exclude or include certain charges. These non-GAAP measures adjust for foreign exchange effects. Management believes that the presentation of these non-GAAP measures provides useful information to investors regarding the Company’s results of operations, as these non-GAAP measures allow investors to better evaluate ongoing business performance. Investors should consider non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. A reconciliation of the non-GAAP measures disclosed in this press release with the most comparable GAAP measures are included in the financial tables included in this press release.
ABOUT ALLIED HEALTHCARE INTERNATIONAL INC.
Allied Healthcare International Inc. is a leading provider of flexible healthcare staffing services in the United Kingdom. Allied operates a community-based network of over 110 branches with the capacity to provide carers (known as home health aides in the U.S.), nurses, and specialized medical personnel to locations covering approximately 90% of the U.K. population. Allied meets the needs of private patients, community care, nursing and care homes, and hospitals. For more news and information please visit: www.alliedhealthcare.com.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this news release may be forward-looking statements. These forward-looking statements are based on current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements include: general economic and market conditions; Allied’s ability to continue to recruit and retain flexible healthcare staff; Allied’s ability to enter into contracts with local government social services departments, NHS Trusts, hospitals, other healthcare facility clients and private clients on terms attractive to Allied; the general level of demand for healthcare and social care; dependence on the proper functioning of Allied’s information systems; the effect of existing or future government regulation of the healthcare and social care industry, and Allied’s ability to comply with these regulations; the impact of medical malpractice and other claims asserted against Allied; the effect of regulatory change that may apply to Allied and that may increase costs and reduce revenues and profitability; Allied’s ability to use net operating loss carry forwards to offset net income; the effect that fluctuations in foreign currency exchange rates may have on our dollar-denominated results of operations; and the impairment of goodwill, of which Allied has a substantial amount on the balance sheet, may have the effect of decreasing earnings or increasing losses. Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release include those described in Allied’s most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on Form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. Allied undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Allied Healthcare International Inc.
Sandy Young
Chief Executive Officer
Paul Weston
Chief Financial Officer
+44 (0) 17 8581 0600
Or
Piper Jaffray Ltd. (Nominated Adviser)
Matthew Flower
Rupert Winckler
+44 (0) 20 3142 8700
Or
ICR, LLC
Sherry Bertner
Managing Director
+1 646 277 1218
sherry.bertner@icrinc.com

ALLIED HEALTHCARE INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2009	2008
Revenues:
Net patient services	$69,384	$61,528

Cost of revenues:
Patient services	48,507	42,715

Gross profit	20,877	18,813

Selling, general and administrative expenses	17,080	15,559

Operating income	3,797	3,254

Interest income	105	264
Interest expense	—	(7)
Foreign exchange loss	(18)	(322)

Income before income taxes	3,884	3,189

Provision for income taxes	1,030	722

Net income	$2,854	$2,467

Basic and diluted net income per share of common stock	$0.06	$0.05

Weighted average number of common shares outstanding:
Basic	45,127	44,986

Diluted	45,417	44,986

ALLIED HEALTHCARE INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	December 31,	September 30,
	2009	2009
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$35,811	$35,273
Accounts receivable, less allowance for doubtful accounts of $923 and $839, respectively	19,679	19,594
Unbilled accounts receivable	12,833	11,572
Deferred income taxes	451	389
Prepaid expenses and other assets	1,866	1,188

Total current assets	70,640	68,016

Property and equipment, net	7,833	7,756
Goodwill	95,684	95,649
Other intangible assets, net	1,330	1,646
Deferred income taxes	42	—

Total assets	$175,529	$173,067

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$983	$1,186
Accrued expenses, inclusive of payroll and related expenses	22,635	24,304
Taxes payable	1,395	201

Total current liabilities	25,013	25,691

Deferred income taxes	—	103

Total liabilities	25,013	25,794

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $.01 par value; authorized 10,000 shares, issued and outstanding — none	—	—
Common stock, $.01 par value; authorized 80,000 shares, issued 45,721 and 45,571 shares, respectively	457	456
Additional paid-in capital	241,957	241,555
Accumulated other comprehensive loss	(14,432)	(14,418)
Accumulated deficit	(75,172)	(78,026)

	152,810	149,567
Less cost of treasury stock (585 shares)	(2,294)	(2,294)

Total shareholders’ equity	150,516	147,273

Total liabilities and shareholders’ equity	$175,529	$173,067

ALLIED HEALTHCARE INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended
	December 31,	December 31,
	2009	2008

Cash flows from operating activities:
Net income	$2,854	$2,467
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	728	600
Amortization of intangible assets	324	318
Increase in allowance for doubtful accounts	130	84
Loss on sale of fixed assets	2	—
Foreign exchange loss	15	202
Stock based compensation	115	99
Deferred income taxes	(55)	714
Changes in operating assets and liabilities, excluding the effect of businesses acquired and sold:
Increase in accounts receivable	(209)	(4,544)
(Increase) decrease in prepaid expenses and other assets	(1,983)	2,297
Decrease in accounts payable and other liabilities	(859)	(427)

Net cash provided by operating activities	1,062	1,810

Cash flows from investing activities:
Capital expenditures	(806)	(718)
Proceeds from sale of business	—	118

Net cash used in investing activities	(806)	(600)

Cash flows from financing activities:
Stock options exercised	288	—

Net cash provided by financing activities	288	—

Effect of exchange rate on cash	(6)	(5,336)

Increase (decrease) in cash	538	(4,126)

Cash and cash equivalents, beginning of period	35,273	26,199

Cash and cash equivalents, end of period	$35,811	$22,073

Supplemental cash flow information:
Cash paid for interest	$—	$7

Supplemental disclosure of non-cash investing activities:
Capital expenditures included in accrued expenses	$—	$431

ALLIED HEALTHCARE INTERNATIONAL INC.
HISTORICAL REVENUE AND GROSS PROFIT
(In thousands, except foreign exchange rate)
(Unaudited)

	Revenue
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	2010	2009	2009	2009	2009	2008	2008	2008	2008

Homecare	£35,903	£35,763	£34,162	£30,858	£30,620	£30,218	£29,130	£27,561	£27,358
Nursing Homes	3,261	3,986	3,716	4,159	4,808	5,140	4,969	5,373	5,730
Hospital Staffing	3,330	2,956	2,914	3,448	3,612	4,088	3,926	4,358	3,473

Total	£42,494	£42,705	£40,792	£38,465	£39,040	£39,446	£38,025	£37,292	£36,561
Foreign Exchange rate	1.63	1.64	1.55	1.44	1.58	1.90	1.97	1.98	2.05

	$69,384	$69,845	$63,103	$55,334	$61,528	$74,968	$75,024	$73,815	$74,770

	Gross Profit
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	2010	2009	2009	2009	2009	2008	2008	2008	2008

Homecare	£11,041	£10,951	£10,525	£9,753	£9,487	£9,447	£9,294	£8,476	£8,491
Nursing Homes	1,033	1,257	1,187	1,298	1,477	1,554	1,531	1,596	1,706
Hospital Staffing	712	745	679	874	973	1,050	888	1,009	767

Total	£12,786	£12,953	£12,391	£11,925	£11,937	£12,051	£11,713	£11,081	£10,964
Foreign Exchange rate	1.63	1.64	1.55	1.44	1.58	1.90	1.97	1.98	2.05

	$20,877	$21,196	$19,173	$17,166	$18,813	$22,911	$23,120	$21,931	$22,423

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